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                                                                    EXHIBIT 3.6


                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      INTELLIGENT INFORMATION INCORPORATED
                    ---------------------------------------

                     PURSUANT TO SECTIONS 228 AND 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                    ---------------------------------------

            INTELLIGENT INFORMATION INCORPORATED (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies:

                        1. Paragraph "FIRST" of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

            "FIRST.     NAME. The name of the corporation is i3 MOBILE, INC."

            2. The foregoing amendment was duly adopted and written consent has been given in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of this 4th day of January, 2000.



                       INTELLIGENT INFORMATION INCORPORATED

                       By:  /s/ Stephen G. Maloney
                            ------------------------------
                            Stephen G. Maloney
                            President and Chief Executive Officer